DeJoya & Company                                                                                                                                                                                                                                        2425 W. Horizon Ridge Parkway
Certified Public Accountants                                                                                                                                                                                                                                    Las Vegas, Nevada 89052
 702.563.1600 tel
702.920.8049 fax

February 25, 2005

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2/A Registration Statement, our report dated February 3, 2005 relating to the financial statements of Common Horizons, Inc. as of December 31, 2004 and for the period from January 28, 2004 (Inception) through December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Form SB-2/A.

Sincerely,

/s/ De Joya & Company
De Joya & Company